SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-MERCOM INC

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 8/18/98            5,000            11.5400
          GAMCO INVESTORS, INC.
                                 9/15/98            3,000            11.1458
                                 7/29/98              475            10.7500
          GABELLI ASSOCIATES LTD
                                 8/13/98            1,000-           11.5000
                                 8/13/98           11,000            11.5000
          GABELLI FUND, LDC
                                 9/02/98            1,000            11.2500
          GABELLI ASSOCIATES FUND
                                 9/15/98            1,300            11.1250
                                 8/12/98            4,700            11.7128
                                 8/05/98            2,500            10.7500
                                 7/16/98           15,000            10.7500
          GABELLI ADVISERS, INC.
                                 8/18/98            5,000            11.5400
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 9/17/98              200            11.1250
                                 8/28/98              179-           11.3750


(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.